UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2021
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol Symbol(s)	Name of each exchange on which registered
Common	PFS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operation and Financial Condition.

On April 30, 2021, Provident Financial Services, Inc. (the “Company”) issued a press release reporting its financial results for the three months ended March 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers

On April 29, 2021, Laura L. Brooks informed the board of directors that she would resign her positions on the boards of directors of the Company and Provident Bank for personal reasons, effective May 1, 2021. Ms. Brooks’ resignation was not the result of any dispute or disagreement with the Company or its board of directors on any matter relating to the Company’s operations, policies or practices. Effective upon Ms. Brook’s resignation as a director, the size of the Company’s board of directors will be reduced from 14 to 13 members.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders was held on April 29, 2021 (the “Annual Meeting”). A total of 66,008,478 shares were present or represented by proxy at the Annual Meeting. The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders were as follows:

Matter 1. The election of four directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Ursuline F. Foley	56,509,379	1,706,216	7,792,883
Christopher Martin	54,998,068	3,217,527	7,792,883
Robert McNerney	57,641,813	573,782	7,792,883
John Pugliese	55,508,331	2,707,264	7,792,883

Matter 2. An advisory (non-binding) vote to approve the compensation paid to the named executive officers.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
46,450,852	10,833,791	930,952	7,792,883

Matter 3. The ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2021.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
64,812,750	1,064,711	131,017	-0-

Item 7.01    Regulation FD Disclosure.

On April 30, 2021, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.23 per common share, payable on May 28, 2021, to stockholders of record as of the close of business on May 14, 2021.

This announcement was included as part of the press release announcing financial results for the three months ended March 31, 2021 and attached as Exhibit 99.1 to this report. A copy of the press release is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired. Not applicable.

(b)    Pro Forma Financial Information. Not applicable.

(c)     Shell Company Transactions. Not applicable.

(d)    Exhibits.

Exhibit No.        Description

99.1            Press release issued by the Company on April 30, 2021 announcing its financial results for the three months ended March 31, 2021 and the declaration of a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:	April 30, 2021	By:/s/ Christopher Martin
Christopher Martin
Chairman and Chief Executive Officer